Exhibit 99.1

UMB Financial Corporation 1010 Grand Boulevard Kansas City, MO 64106 816.860.7000 umb.com	News Release

//FOR IMMEDIATE RELEASE//

Media Contact: Stephanie Hague: 816.860.5088

Investor Relations Contact: Kay Gregory: 816.860.7106

UMB Financial Corporation Reports Third Quarter Income from Continuing Operations of $57.8 Million or $1.16 per Diluted Share

KANSAS CITY, Mo. (October 23, 2018) – UMB Financial Corporation (Nasdaq: UMBF), a financial holding company, announced income from continuing operations for the third quarter 2018 of $57.8 million, or $1.16 per diluted share, compared to $55.4 million, or $1.11 per diluted share, in the second quarter 2018 (linked quarter) and $48.9 million, or $0.98 per diluted share, in the third quarter 2017. The reported GAAP income from continuing operations represents increases of 4.4 percent on a linked-quarter basis and 18.4 percent compared to the third quarter 2017.

Net operating income from continuing operations, a non-GAAP financial measure reconciled to income from continuing operations, the nearest comparable GAAP measure, later in this release, was $58.0 million, or $1.16 per diluted share, for the third quarter 2018, compared to $56.1 million, or $1.12 per diluted share, for the linked quarter and $48.9 million, or $0.98 per diluted share, for the third quarter 2017. These results represent increases of 3.5 percent on a linked-quarter basis and 18.6 percent compared to the third quarter 2017.

Summary of quarterly financial results	UMB Financial Corporation
(unaudited, dollars in thousands, except per share data)
	Q3 2018	Q2 2018	Q3 2017
Income from continuing operations	$57,849	$55,424	$48,872
Loss from discontinued operations	—	—	(730)

Net income	57,849	55,424	48,142

Earnings per share from continuing operations (diluted)	1.16	1.11	0.98
Losses per share from discontinued operations (diluted)	—	—	(0.01)

Earnings per share (diluted)	1.16	1.11	0.97

Net operating income from continuing operations	58,024	56,079	48,927
Operating earnings per share from continuing operations (diluted)	1.16	1.12	0.98

GAAP - continuing operations
Return on average assets	1.11%	1.08%	0.95%
Return on average equity	10.32	10.18	9.17
Efficiency ratio	71.27	70.21	70.07

Non-GAAP - continuing operations
Operating return on average assets	1.11%	1.09%	0.96%
Operating return on average equity	10.35	10.30	9.18
Operating efficiency ratio	71.18	69.88	70.03

Summary of year-to-date financial results	UMB Financial Corporation
(unaudited, dollars in thousands, except per share data)	September	September
	YTD 2018	YTD 2017
Income from continuing operations	$170,806	$135,619
Loss from discontinued operations	(747)	(475)

Net income	170,059	135,144

Earnings per share from continuing operations (diluted)	3.41	2.72
Losses per share from discontinued operations (diluted)	(0.01)	(0.01)

Earnings per share (diluted)	3.40	2.71

Net operating income from continuing operations	173,165	136,155
Operating earnings per share from continuing operations (diluted)	3.47	2.73

GAAP - continuing operations
Return on average assets	1.10%	0.89%
Return on average equity	10.43	8.82
Efficiency ratio	70.09	71.20

Non-GAAP - continuing operations
Operating return on average assets	1.12%	0.90%
Operating return on average equity	10.57	8.85
Operating efficiency ratio	69.69	71.09

“Highlights for the third quarter 2018 included strong loan growth, with average balances increasing 9.6 percent on a linked-quarter annualized basis, and 7.4 percent compared to the third quarter 2017,” said Mariner Kemper, chairman and chief executive officer. “This compares to 4.0 percent growth on a linked-quarter annualized basis for the industry, per Federal Reserve data. In addition, average deposits for the quarter increased 5.4 percent compared to the third quarter of 2017, driven by continued growth in asset servicing and healthcare balances, and our recent deposit campaigns.”

Discussion of results from continuing operations

Summary of revenue	UMB Financial Corporation
(unaudited, dollars in thousands)
	Q3 2018	Q2 2018	Q3 2017	CQ vs. LQ	CQ vs. PY
Net interest income	$150,490	$150,226	$140,858	$264	$9,632
Noninterest income:
Trust and securities processing	43,425	42,845	45,060	580	(1,635)
Trading and investment banking	3,711	4,653	4,453	(942)	(742)
Service charges on deposit accounts	20,927	20,722	21,510	205	(583)
Insurance fees and commissions	339	340	425	(1)	(86)
Brokerage fees	6,402	6,291	5,815	111	587
Bankcard fees	16,838	17,184	17,427	(346)	(589)
Gains on sales of securities available for sale, net	211	228	2,390	(17)	(2,179)
Other	9,032	8,026	7,226	1,006	1,806

Total noninterest income	$100,885	$100,289	$104,306	$596	$(3,421)

Total revenue	$251,375	$250,515	$245,164	$860	$6,211

Net interest margin	3.18%	3.24%	3.16%
Total noninterest income as a % of total revenue	40.13	40.03	42.55

Following the enactment of the Tax Cuts and Jobs Act, beginning in the first quarter of 2018, net interest margin is computed using net interest income adjusted to a fully taxable equivalent (FTE) basis assuming a statutory federal income tax rate of 21 percent and, where applicable, state income taxes; prior period net interest margins are computed using the then-statutory federal income tax rate of 35 percent and, where applicable, state income taxes.

Net interest income

•

Net interest income totaled $150.5 million and increased modestly from linked quarter levels, impacted by a 2.4 percent, or $274.1 million, increase in average loans and one additional day of net interest income. These impacts were offset by increases in cost of certain interest-bearing deposits driven by the cumulative effect of recent increases in short-term rates and recent deposit campaigns.

•

Earning asset yields improved 10 basis points from the linked quarter primarily due to earning asset mix changes and improved loan yields of 13 basis points to 4.87 percent, in part driven by favorable re-pricing from recent increases in short-term interest rates. The cost of interest-bearing liabilities increased 24 basis points to 1.07 percent, driven by a 25-basis point increase in cost of interest-bearing deposits. Total cost of deposits, including noninterest-bearing deposits, was 62 basis points, an increase of 17 basis points from the linked quarter.

•

On a year-over-year basis, the increase in net interest income was driven by a 7.4 percent, or $807.4 million, increase in average loans as well as higher average loan yields, which increased 54 basis points from one year ago, primarily driven by higher short-term interest rates, volume, and mix changes.

Noninterest income

•	Third quarter 2018 noninterest income increased $0.6 million, or 0.6 percent, on a linked quarter basis, largely due to:

•	A $1.0 million increase in derivative income recorded in other income.

•	An increase in trust and securities processing due to a $0.4 million increase in wealth management revenue.

•	These impacts were partially offset by a decrease of $0.9 million in trading and investment banking due to decreased bond trading volume.

•	Noninterest income in the third quarter of 2018 decreased $3.4 million, or 3.3 percent, compared to the same quarter in 2017 primarily driven by:

•	A $2.2 million decrease in gains on available-for-sale securities.

•

A $2.3 million decline in fund servicing revenue due to customer repricing and losses, which was partially offset by an increase of $1.0 million in corporate trust income, both recorded in trust and securities processing.

•	A $0.7 million decrease in trading and investment banking income due to decreased trading volume.

•	These impacts were partially offset by an increase of $0.7 million in 12b-1 fees recorded in brokerage fee income, and an increase of $0.7 million in derivative income recorded in other income.

Noninterest expense

Summary of Noninterest expense	UMB Financial Corporation
(unaudited, dollars in thousands)
	Q3 2018	Q2 2018	Q3 2017	CQ vs. LQ	CQ vs. PY
Salaries and employee benefits	$102,956	$104,175	$99,749	$(1,219)	$3,207
Occupancy, net	11,628	10,813	11,285	815	343
Equipment	18,533	18,842	17,880	(309)	653
Supplies and services	4,528	4,146	4,076	382	452
Marketing and business development	6,671	6,184	5,056	487	1,615
Processing fees	12,331	11,537	11,151	794	1,180
Legal and consulting	8,470	6,460	5,844	2,010	2,626
Bankcard	4,407	4,165	5,130	242	(723)
Amortization of other intangible assets	1,385	1,485	1,715	(100)	(330)
Regulatory fees	3,337	3,772	3,798	(435)	(461)
Other	6,139	5,639	6,137	500	2

Total noninterest expense	$180,385	$177,218	$171,821	$3,167	$8,564

•

GAAP noninterest expense for the third quarter of 2018 was $180.4 million, an increase of $3.2 million, or 1.8 percent, from the linked quarter and $8.6 million, or 5.0 percent, from the third quarter of 2017.

•

On a non-GAAP basis, operating noninterest expense (as reconciled later in this release) was $180.2 million for the third quarter 2018, an increase of $3.8 million, or 2.1 percent, compared to the linked quarter, and $8.4 million, or 4.9 percent, compared to the third quarter 2017.

•	The linked quarter increase in noninterest expense was driven by:

•

A $1.9 million increase in consulting expense incurred in conjunction with the company’s ongoing investments in digital channel and integrated platform solutions to support business growth and the continued modernization of its core systems.

•	Increased processing fees expense of $0.8 million, primarily related to larger asset servicing transaction volumes as new customers were added.

•	These impacts were partially offset by a $1.2 million decline in salaries and employee benefits, largely driven by lower medical insurance expense as compared the second quarter of 2018.

•	The year-over-year increase in noninterest expense was driven by:

•	A $3.2 million increase in salaries and employee benefits, comprised of a $1.9 million increase in salary and wage expense and a $1.2 million increase in bonus and commission expense.

•

A $2.9 million increase in consulting expense due to investments in digital channel and integrated platform solutions to support business growth and the continued ongoing modernization of the company’s core systems.

•	A $1.3 million increase in advertising expense related to timing of multiple projects and campaigns, including recent deposit promotions.

•	Increased processing fees expense of $1.2 million partially attributed to larger asset servicing transaction volumes as new customers were added.

Income Taxes

•

The company’s effective tax rate was 14.2 percent for the nine months ended September 30, 2018, compared to 21.4 percent for the same period in 2017. The decrease is primarily a result of the Tax Cuts and Jobs Act, which lowered the federal corporate income tax rate to 21 percent from 35 percent, effective January 1, 2018. The decrease is also attributable to a discrete tax benefit of $3.0 million related to provision-to-return adjustments.

Balance Sheet

•	Average total assets for the third quarter 2018 were $20.7 billion compared to $20.6 billion for the linked quarter, and $20.3 billion for the same period in 2017.

Summary of average loans and leases - QTD Average	UMB Financial Corporation
(unaudited, dollars in thousands)
	Q3 2018	Q2 2018	Q3 2017	CQ vs. LQ	CQ vs. PY
Commercial	$4,717,530	$4,478,829	$4,539,302	$238,701	$178,228
Asset-based loans	382,672	336,710	278,479	45,962	104,193
Factoring loans	264,414	231,035	173,876	33,379	90,538
Commercial credit card	199,730	191,009	174,892	8,721	24,838
Real estate - construction	814,053	823,169	782,898	(9,116)	31,155
Real estate - commercial	3,701,072	3,711,417	3,284,871	(10,345)	416,201
Real estate - residential	688,097	669,177	603,865	18,920	84,232
Real estate - HELOC	566,460	596,025	668,340	(29,565)	(101,880)
Consumer credit card	222,223	230,971	239,529	(8,748)	(17,306)
Consumer other	152,894	153,427	140,344	(533)	12,550
Leases	9,407	22,679	24,758	(13,272)	(15,351)

Total loans	$11,718,552	$11,444,448	$10,911,154	$274,104	$807,398

•	Average loans for the third quarter 2018 increased 2.4 percent on a linked-quarter basis and 7.4 percent compared to third quarter 2017.

Summary of average securities - QTD Average	UMB Financial Corporation
(unaudited, dollars in thousands)
	Q3 2018	Q2 2018	Q3 2017	CQ vs. LQ	CQ vs. PY
Securities available for sale:
U.S. Treasury	$38,044	$37,982	$47,216	$62	$(9,172)
U.S. Agencies	198	2,946	22,743	(2,748)	(22,545)
Mortgage-backed	3,590,703	3,679,835	3,564,974	(89,132)	25,729
State and political subdivisions	2,290,906	2,330,454	2,536,281	(39,548)	(245,375)
Corporates	718	1,476	21,848	(758)	(21,130)
Commercial Paper	—	7,138	—	(7,138)	—

Total securities available for sale	$5,920,569	$6,059,831	$6,193,062	$(139,262)	$(272,493)

Securities held to maturity:
State and political subdivisions	1,205,007	1,228,849	1,283,258	(23,842)	(78,251)
Trading securities	45,476	45,538	49,396	(62)	(3,920)
Other securities	65,962	66,345	64,294	(383)	1,668

Total securities	$7,237,014	$7,400,563	$7,590,010	$(163,549)	$(352,996)

•

Average securities available for sale decreased 2.3 percent on a linked-quarter basis and 4.4 percent compared to the third quarter of 2017 driven by the ongoing reinvestment of cash flows from such securities to partially fund growth in the loan portfolio.

Summary of average deposits - QTD Average	UMB Financial Corporation
(unaudited, dollars in thousands)
	Q3 2018	Q2 2018	Q3 2017	CQ vs. LQ	CQ vs. PY
Deposits:
Noninterest-bearing demand	$5,547,880	$5,666,364	$5,728,145	$(118,484)	$(180,265)
Interest-bearing demand and savings	9,954,008	9,768,015	8,789,217	185,993	1,164,791
Time deposits	1,030,411	1,032,000	1,162,383	(1,589)	(131,972)

Total deposits	$16,532,299	$16,466,379	$15,679,745	$65,920	$852,554

Noninterest bearing deposits as % of total	33.56%	34.41%	36.53%

•	Average deposits increased 5.4 percent compared to the third quarter of 2017, in part driven by recent deposit campaigns.

Capital

Capital information	UMB Financial Corporation
(unaudited, dollars in thousands, except per share data)
	September 30, 2018	June 30, 2018	September 30, 2017
Total equity	$2,203,464	$2,201,812	$2,101,543
Book value per common share	44.20	43.96	42.15

Regulatory capital:
Common equity Tier 1 capital	$2,175,700	$2,145,617	$1,893,842
Tier 1 capital	2,175,700	2,145,617	1,893,842
Total capital	2,348,731	2,315,483	2,062,928

Regulatory capital ratios:
Common equity Tier 1 capital ratio	13.47%	13.56%	12.18%
Tier 1 risk-based capital ratio	13.47	13.56	12.18
Total risk-based capital ratio	14.54	14.63	13.26
Tier 1 leverage ratio	10.58	10.50	9.43

•	At September 30, 2018, the company’s risk-based capital ratios presented in the foregoing table exceeded all “well-capitalized” regulatory thresholds.

Asset Quality

Credit quality	UMB Financial Corporation
(unaudited, dollars in thousands)
	Q3 2018	Q2 2018	Q1 2018	Q4 2017	Q3 2017
Net charge-offs - Commercial loans	$624	$6,137	$6,847	$2,248	$8,961
Net charge-offs (recoveries) - Real estate loans	408	1,035	1,512	(242)	238
Net charge-offs - Consumer credit card loans	1,632	1,786	1,849	1,612	1,635
Net charge-offs - Consumer other loans	82	46	94	167	74
Net charge-offs - Total loans	2,746	9,004	10,302	3,785	10,908
Net loan charge-offs as a % of total average loans	0.09%	0.32%	0.37%	0.14%	0.40%
Loans over 90 days past due	$1,927	$2,883	$5,650	$3,091	$2,088
Loans over 90 days past due as a % of total loans	0.02%	0.02%	0.05%	0.03%	0.02%
Nonaccrual and restructured loans	$50,568	$56,030	$67,604	$59,142	$54,231
Nonaccrual and restructured loans as a % of total loans	0.42%	0.48%	0.59%	0.52%	0.49%
Provision for loan losses	$5,750	$7,000	$10,000	$6,000	$11,500

•	Nonperforming loans, defined as restructured loans on nonaccrual and all other nonaccrual loans, decreased $5.5 million from the linked quarter and $3.7 million from the prior year.

•

Net charge-offs decreased to $2.7 million, or 0.09 percent of average loans, compared to $9.0 million, or 0.32 percent, of average loans in the linked quarter, and $10.9 million, or 0.40 percent, of average loans in the third quarter of 2017.

•

Provision for loan losses decreased $1.3 million from the linked quarter, and $5.8 million from the third quarter of 2017, consistent with the company’s methodology, which considers the inherent risk in the loan portfolio, as well as other qualitative factors, such as macroeconomic conditions, loan growth, loan impairment changes, loan risk grading changes, and net charge-off levels.

Dividend Declaration

At the company’s quarterly board meeting, the Board of Directors declared a $0.30 per share quarterly cash dividend, an increase of 3.4 percent or $0.01 per share. The cash dividend will be payable on January 2, 2019, to shareholders of record at the close of business on December 10, 2018.

Accelerated Share Repurchase

The company has entered into an agreement with Bank of America Merrill Lynch (BAML) to repurchase an aggregate of $50 million of the company’s common stock through an accelerated share repurchase (ASR). The company will receive an initial delivery of shares representing approximately 85 percent of the expected total to be repurchased. The final number of shares repurchased and delivered under the ASR will be based on the volume weighted average share price of the company’s common stock during the term of the transaction. The final settlement of the transactions under the ASR is expected to occur no later than the end of the first quarter of 2019 and may be accelerated at the option of BAML. The ASR is part of the company’s authorization to repurchase up to two million shares of the company’s common stock, which was announced April 24, 2018.

Conference Call

The company plans to host a conference call to discuss its third quarter 2018 earnings results on Wednesday, October 24, 2018, at 8:30 a.m. (CT).

Interested parties may access the call by dialing (toll-free) 877-267-8760 or (international) 412-542-4148 and requesting to join the UMB Financial call. The live call may also be accessed by visiting the investor relations area of umbfinancial.com or by using the following the link:

UMB Financial 3Q 2018 Conference Call

A replay of the conference call may be heard through November 7, 2018, by calling (toll-free) 877-344-7529 or (international) 412-317-0088. The replay access code required for playback is 10124649. The call replay may also be accessed at umbfinancial.com by visiting the investor relations area.

Non-GAAP Financial Information

In this release, we provide information about net operating income from continuing operations (net operating income), operating earnings per share from continuing operations - diluted (operating EPS), operating return on average equity (operating ROE), operating return on average assets (operating ROA), operating noninterest expense, and operating efficiency ratio, all of which are non-GAAP financial measures. This information supplements the results that are reported according to generally accepted accounting principles in the United States (GAAP) and should not be viewed in isolation from, or as a substitute for, GAAP results. The differences between the non-GAAP financial measures – net operating income, operating EPS, operating ROE, operating ROA, operating noninterest expense, and operating efficiency ratio – and the nearest comparable GAAP financial measures are reconciled later in this release. The company believes that these non-GAAP financial measures and the reconciliations may be useful to investors because they adjust for acquisition- and severance-related items and divestiture costs that management does not believe reflect the company’s fundamental operating performance.

Net operating income for the relevant period is defined as GAAP net income, adjusted to reflect the impact of excluding expenses related to acquisitions and divestitures, severance expense, and the cumulative tax impact of these adjustments.

Operating EPS (diluted) is calculated as earnings per share as reported, adjusted to reflect, on a per share basis, the impact of excluding the non-GAAP adjustments described above for the relevant period. Operating ROE is calculated as net operating income from continuing operations, divided by the company’s average total shareholders’ equity for the relevant period. Operating ROA is calculated as net operating income from continuing operations, divided by the company’s average assets for the relevant period. Operating noninterest expense for the relevant period is defined as GAAP noninterest expense, adjusted to reflect the pre-tax impact of non-GAAP adjustments described above. Operating efficiency ratio is calculated as the company’s operating noninterest expense, net of amortization of other intangibles, divided by the company’s total non-GAAP revenue (calculated as net interest income plus noninterest income, less gains on sales of securities available for sale, net).

Forward-Looking Statements:

This press release contains, and our other communications may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “outlook,” “forecast,” “target,” “trend,” “plan,” “goal,” or other words of comparable meaning or future-tense or conditional verbs such as “may,” “will,” “should,” “would,” or “could.” Forward-looking statements convey our expectations, intentions, or forecasts about future events, circumstances, results, or aspirations. All forward-looking statements are subject to assumptions, risks, and uncertainties, which may change over time and many of which are beyond our control. You should not rely on any forward-looking statement as a prediction or guarantee about the future. Our actual future objectives, strategies, plans, prospects, performance, condition, or results may differ materially from those set forth in any forward-looking statement. Some of the factors that may cause actual results or other future events, circumstances, or aspirations to differ from those in forward-looking statements are described in our Annual Report on Form 10-K for the year ended December 31, 2017, our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, or other applicable documents that are filed or furnished with the U.S. Securities and Exchange Commission (SEC). Any forward-looking statement made by us or on our behalf speaks only as of the date that it was made. We do not undertake to update any forward-looking statement to reflect the impact of events, circumstances, or results that arise after the date that the statement was made, except to the extent required by applicable securities laws. You, however, should consult further disclosures (including disclosures of a forward-looking nature) that we may make in any subsequent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K, or other applicable document that is filed or furnished with the SEC.

About UMB:

UMB Financial Corporation (Nasdaq: UMBF) is a financial services company headquartered in Kansas City, Mo. UMB offers personal banking, commercial banking, healthcare services and institutional banking, which includes services to mutual funds and alternative-investment entities and registered investment advisors. UMB operates banking and wealth management centers throughout Missouri, Illinois, Colorado, Kansas, Oklahoma, Nebraska, Arizona and Texas. For more information, visit UMB.com, UMB Financial.com, UMB Blog or follow us on Twitter at @UMBBank, UMB Facebook and UMB LinkedIn.

Consolidated Balance Sheets	UMB Financial Corporation
(unaudited, dollars in thousands)
	September 30,
	2018	2017
ASSETS
Loans	$11,964,724	$10,997,028
Allowance for loan losses	(101,302)	(98,389)

Net loans	11,863,422	10,898,639
Loans held for sale	2,222	4,525
Investment Securities:
Available for sale	5,932,741	5,848,960
Held to maturity	1,199,114	1,276,252
Trading securities	81,159	60,660
Other securities	65,252	63,543

Total investment securities	7,278,266	7,249,415
Federal funds sold and resell agreements	206,412	244,436
Interest-bearing due from banks	668,990	221,856
Cash and due from banks	348,700	366,169
Premises and equipment, net	277,123	277,454
Accrued income	104,012	103,076
Goodwill	180,867	180,867
Other intangibles, net	16,335	23,477
Other assets	516,011	655,846
Discontinued assets - goodwill and other intangibles, net	—	53,743

Total assets	$21,462,360	$20,279,503

LIABILITIES
Deposits:
Noninterest-bearing demand	$5,757,353	$5,812,117
Interest-bearing demand and savings	10,938,839	9,063,079
Time deposits under $250,000	594,705	576,035
Time deposits of $250,000 or more	445,807	548,373

Total deposits	17,736,704	15,999,604
Federal funds purchased and repurchase agreements	1,192,985	1,856,837
Long-term debt	78,523	76,071
Accrued expenses and taxes	171,548	193,978
Other liabilities	79,136	51,470

Total liabilities	19,258,896	18,177,960

SHAREHOLDERS’ EQUITY
Common stock	55,057	55,057
Capital surplus	1,054,801	1,042,022
Retained earnings	1,477,732	1,239,865
Accumulated other comprehensive loss, net	(155,641)	(22,668)
Treasury stock	(228,485)	(212,733)

Total shareholders’ equity	2,203,464	2,101,543

Total liabilities and shareholders’ equity	$21,462,360	$20,279,503

Consolidated Statements of Income	UMB Financial Corporation
(unaudited, dollars in thousands except share and per share data)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
INTEREST INCOME
Loans	$143,947	$119,132	$405,231	$338,416
Securities:
Taxable interest	20,263	17,720	60,566	55,351
Tax-exempt interest	18,281	18,893	55,274	54,372

Total securities income	38,544	36,613	115,840	109,723
Federal funds and resell agreements	665	1,008	2,455	2,638
Interest-bearing due from banks	1,513	753	4,149	1,884
Trading securities	428	389	1,567	1,135

Total interest income	185,097	157,895	529,242	453,796

INTEREST EXPENSE
Deposits	25,792	10,181	57,961	23,982
Federal funds and repurchase agreements	7,524	5,811	18,922	14,274
Other	1,291	1,045	3,721	2,973

Total interest expense	34,607	17,037	80,604	41,229

Net interest income	150,490	140,858	448,638	412,567
Provision for loan losses	5,750	11,500	22,750	35,000

Net interest income after provision for loan losses	144,740	129,358	425,888	377,567

NONINTEREST INCOME
Trust and securities processing	43,425	45,060	130,272	132,412
Trading and investment banking	3,711	4,453	12,465	18,168
Service charges on deposit accounts	20,927	21,510	63,554	66,316
Insurance fees and commissions	339	425	980	1,584
Brokerage fees	6,402	5,815	19,046	17,081
Bankcard fees	16,838	17,427	52,145	55,413
Gains on sales of securities available for sale, net	211	2,390	578	4,138
Other	9,032	7,226	27,659	22,417

Total noninterest income	100,885	104,306	306,699	317,529

NONINTEREST EXPENSE
Salaries and employee benefits	102,956	99,749	315,099	306,174
Occupancy, net	11,628	11,285	33,394	33,314
Equipment	18,533	17,880	56,201	53,318
Supplies and services	4,528	4,076	12,434	12,962
Marketing and business development	6,671	5,056	17,889	14,929
Processing fees	12,331	11,151	35,029	31,093
Legal and consulting	8,470	5,844	18,774	17,361
Bankcard	4,407	5,130	13,198	15,066
Amortization of other intangible assets	1,385	1,715	4,432	5,685
Regulatory fees	3,337	3,798	10,014	11,702
Other	6,139	6,137	17,015	20,966

Total noninterest expense	180,385	171,821	533,479	522,570

Income before income taxes	65,240	61,843	199,108	172,526
Income tax expense	7,391	12,971	28,302	36,907

Income from continuing operations	57,849	48,872	170,806	135,619

Discontinued Operations
Loss from discontinued operations before income taxes	—	(1,030)	(917)	(722)
Income tax benefit	—	(300)	(170)	(247)

Loss from discontinued operations	—	(730)	(747)	(475)

NET INCOME	$57,849	$48,142	$170,059	$135,144

PER SHARE DATA
Basic:
Income from continuing operations	$1.17	$0.99	$3.45	$2.76
Loss from discontinued operations	—	(0.01)	(0.01)	(0.01)

Net income – basic	1.17	0.98	3.44	2.75
Diluted:
Income from continuing operations	1.16	0.98	3.41	2.72
Loss from discontinued operations	—	(0.01)	(0.01)	(0.01)

Net income - diluted	1.16	0.97	3.40	2.71
Dividends	0.290	0.255	0.870	0.765
Weighted average shares outstanding - basic	49,473,157	49,283,322	49,482,087	49,221,629
Weighted average shares outstanding - diluted	49,912,084	49,833,141	49,952,984	49,838,619

Consolidated Statements of Comprehensive Income	UMB Financial Corporation
(unaudited, dollars in thousands)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net income	$57,849	$48,142	$170,059	$135,144
Other comprehensive (loss) income, net of tax:
Unrealized gains and losses on debt securities:
Change in unrealized holding gains and losses, net	(36,331)	5,064	(133,013)	62,646
Less: Reclassification adjustment for gains included in net income	(211)	(2,390)	(578)	(4,138)

Change in unrealized gains and losses on debt securities during the period	(36,542)	2,674	(133,591)	58,508
Change in unrealized gains and losses on derivative hedges	1,162	(169)	4,274	(1,080)
Income tax benefit (expense)	8,698	(1,548)	32,250	(22,554)

Other comprehensive (loss) income before reclassifications	(26,682)	957	(97,067)	34,874
Amounts reclassified from accumulated other comprehensive income	—	—	(13,049)	—

Net current-period other comprehensive (loss) income	(26,682)	957	(110,116)	34,874

Comprehensive income	$31,167	$49,099	$59,943	$170,018

Consolidated Statements of Shareholders’ Equity	UMB Financial Corporation
(unaudited, dollars in thousands except per share data)
	Common Stock	Capital Surplus	Retained Earnings	Accumulated Other Comprehensive Loss	Treasury Stock	Total
Balance - January 1, 2017	$55,057	$1,033,419	$1,142,887	$(57,542)	$(211,437)	$1,962,384
Total comprehensive income	—	—	135,144	34,874	—	170,018
Cash dividends ($0.765 per share)	—	—	(38,166)	—	—	(38,166)
Purchase of treasury stock	—	—	—	—	(14,369)	(14,369)
Issuance of equity awards	—	(3,364)	—	—	3,835	471
Recognition of equity-based compensation	—	9,576	—	—	—	9,576
Sale of treasury stock	—	468	—	—	381	849
Exercise of stock options	—	1,923	—	—	8,857	10,780

Balance - September 30, 2017	$55,057	$1,042,022	$1,239,865	$(22,668)	$(212,733)	$2,101,543

Balance - January 1, 2018	$55,057	$1,046,095	$1,338,110	$(45,525)	$(212,206)	$2,181,531
Total comprehensive income (loss)	—	—	170,059	(110,116)	—	59,943
Reclassification of certain tax effects	—	—	12,917	—	—	12,917
Cash dividends ($0.870 per share)	—	—	(43,499)	—	—	(43,499)
Purchase of treasury stock	—	—	—	—	(26,417)	(26,417)
Issuance of equity awards	—	(2,004)	—	—	2,499	495
Recognition of equity-based compensation	—	8,469	—	—	—	8,469
Sale of treasury stock	—	409	—	—	406	815
Exercise of stock options	—	1,832	—	—	7,233	9,065
Cumulative effect adjustments	—	—	145	—	—	145

Balance - September 30, 2018	$55,057	$1,054,801	$1,477,732	$(155,641)	$(228,485)	$2,203,464

Average Balances / Yields and Rates	UMB Financial Corporation
(tax - equivalent basis)
(unaudited, dollars in thousands)
	Three Months Ended September 30,
	2018		2017
	Average Balance	Average Yield/Rate	Average Balance	Average Yield/Rate
Assets
Loans, net of unearned interest	$11,718,552	4.87%	$10,911,154	4.33%
Securities:
Taxable	3,760,332	2.14	3,794,074	1.85
Tax-exempt	3,431,206	2.67	3,746,540	3.06

Total securities	7,191,538	2.39	7,540,614	2.46
Federal funds and resell agreements	101,223	2.61	190,036	2.10
Interest bearing due from banks	322,882	1.86	254,702	1.17
Trading securities	45,476	4.35	49,396	3.95

Total earning assets	19,379,671	3.89	18,945,902	3.52
Allowance for loan losses	(99,289)		(99,954)
Other assets	1,469,283		1,467,273

Total assets	$20,749,665		$20,313,221

Liabilities and Shareholders’ Equity
Interest-bearing deposits	$10,984,419	0.93%	$9,951,600	0.41%
Federal funds and repurchase agreements	1,733,884	1.72	2,234,666	1.03
Borrowed funds	78,764	6.50	76,159	5.44

Total interest-bearing liabilities	12,797,067	1.07	12,262,425	0.55
Noninterest-bearing demand deposits	5,547,880		5,728,145
Other liabilities	179,775		207,417
Shareholders’ equity	2,224,943		2,115,234

Total liabilities and shareholders’ equity	$20,749,665		$20,313,221

Net interest spread		2.82%		2.97%
Net interest margin		3.18		3.16

Average Balances / Yields and Rates	UMB Financial Corporation
(tax - equivalent basis)
(unaudited, dollars in thousands)
	Nine Months Ended September 30,
	2018		2017
	Average Balance	Average Yield/Rate	Average Balance	Average Yield/Rate
Assets
Loans, net of unearned interest	$11,484,757	4.72%	$10,762,401	4.20%
Securities:
Taxable	3,830,164	2.11	3,995,441	1.85
Tax-exempt	3,519,060	2.66	3,625,727	3.07

Total securities	7,349,224	2.37	7,621,168	2.43
Federal funds and resell agreements	122,961	2.67	192,817	1.83
Interest bearing due from banks	336,144	1.65	271,799	0.93
Trading securities	45,206	5.21	61,604	3.06

Total earning assets	19,338,292	3.76	18,909,789	3.42
Allowance for loan losses	(100,856)		(96,181)
Other assets	1,467,036		1,474,177

Total assets	$20,704,472		$20,287,785

Liabilities and Shareholders’ Equity
Interest-bearing deposits	$10,831,775	0.72%	$9,777,717	0.33%
Federal funds and repurchase agreements	1,678,108	1.51	2,321,144	0.82
Borrowed funds	78,770	6.32	76,192	5.22

Total interest-bearing liabilities	12,588,653	0.86	12,175,053	0.45
Noninterest-bearing demand deposits	5,753,237		5,853,905
Other liabilities	172,560		203,037
Shareholders’ equity	2,190,022		2,055,790

Total liabilities and shareholders’ equity	$20,704,472		$20,287,785

Net interest spread		2.90%		2.97%
Net interest margin		3.20		3.12

Business Segment Information	UMB Financial Corporation
(unaudited, dollars in thousands)
	Three Months Ended September 30, 2018
	Commercial Banking	Institutional Banking	Personal Banking	Healthcare Services	Total
Net interest income	$94,633	$15,293	$31,145	$9,419	$150,490
Provision for loan losses	4,062	355	1,333	—	5,750
Noninterest income	20,831	43,169	28,266	8,619	100,885
Noninterest expense	64,083	47,081	56,648	12,573	180,385

Income before taxes	47,319	11,026	1,430	5,465	65,240
Income tax expense	5,381	1,241	160	609	7,391

Income from continuing operations	$41,938	$9,785	$1,270	$4,856	$57,849

Average assets	$9,838,000	$3,920,000	$4,791,000	$2,201,000	$20,750,000

	Three Months Ended September 30, 2017
	Commercial Banking	Institutional Banking	Personal Banking	Healthcare Services	Total
Net interest income	$89,386	$12,763	$30,675	$8,034	$140,858
Provision for loan losses	9,565	313	1,622	—	11,500
Noninterest income	21,094	46,405	28,261	8,546	104,306
Noninterest expense	60,620	44,727	56,127	10,347	171,821

Income before taxes	40,295	14,128	1,187	6,233	61,843
Income tax expense	8,454	2,965	244	1,308	12,971

Income from continuing operations	$31,841	$11,163	$943	$4,925	$48,872

Average assets	$9,710,000	$3,582,000	$5,072,000	$1,949,000	20,313,000

	Nine Months Ended September 30, 2018
	Commercial Banking	Institutional Banking	Personal Banking	Healthcare Services	Total
Net interest income	$279,521	$47,351	$93,220	$28,546	$448,638
Provision for loan losses	17,179	1,027	4,544	—	22,750
Noninterest income	60,606	131,999	87,700	26,394	306,699
Noninterest expense	189,096	141,499	165,945	36,939	533,479

Income before taxes	133,852	36,824	10,431	18,001	199,108
Income tax expense	19,032	5,227	1,484	2,559	28,302

Income from continuing operations	$114,820	$31,597	$8,947	$15,442	$170,806

Average assets	$9,788,000	$3,895,000	$4,853,000	$2,168,000	20,704,000

	Nine Months Ended September 30, 2017
	Commercial Banking	Institutional Banking	Personal Banking	Healthcare Services	Total
Net interest income	$261,497	$36,731	$91,484	$22,855	$412,567
Provision for loan losses	28,500	1,101	5,399	—	35,000
Noninterest income	62,014	140,232	87,932	27,351	317,529
Noninterest expense	185,825	136,086	168,760	31,899	522,570

Income before taxes	109,186	39,776	5,257	18,307	172,526
Income tax expense	23,297	8,437	1,273	3,900	36,907

Income from continuing operations	$85,889	$31,339	$3,984	$14,407	$135,619

Average assets	$9,723,000	$3,457,000	$5,233,000	$1,875,000	20,288,000

The company has strategically aligned its operations into the following four reportable segments: Commercial Banking, Institutional Banking, Personal Banking, and Healthcare Services. Senior executive officers regularly evaluate business segment financial results produced by the company’s internal reporting system in deciding how to allocate resources and assess performance for individual business segments. Previously, the company had the following two business segments: Bank and Asset Servicing. The company’s reportable segments include certain corporate overhead, technology and service costs that are allocated based on methodologies that are applied consistently between periods. For comparability purposes, amounts in all periods are based on methodologies in effect at September 30, 2018.

Non-GAAP Financial Measures	UMB Financial Corporation
Net operating income Non-GAAP reconciliations:
(unaudited, dollars in thousands except per share data)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Income from continuing operations (GAAP)	$57,849	$48,872	170,806	$135,619
Adjustments:
Acquisition and divestiture expense (income)	3	5	(3)	22
Severance expense	221	80	3,035	815
Tax-impact of adjustments (i)	(49)	(30)	(673)	(301)

Total Non-GAAP adjustments (net of tax)	175	55	2,359	536

Net operating income from continuing operations (Non-GAAP)	$58,024	$48,927	$173,165	$136,155

Earnings per share from continuing operations - diluted (GAAP)	$1.16	$0.98	$3.41	$2.72
Acquisition and divestiture expense (income)	—	—	—	—
Severance expense	—	—	0.07	0.02
Tax-impact of adjustments (i)	—	—	(0.01)	(0.01)

Operating earnings per share from continuing operations - diluted (Non-GAAP)	$1.16	$0.98	$3.47	$2.73

GAAP
Return on average assets	1.11%	0.95%	1.10%	0.89%
Return on average equity	10.32	9.17	10.43	8.82

Non-GAAP
Operating return on average assets	1.11%	0.96%	1.12%	0.90%
Operating return on average equity	10.35	9.18	10.57	8.85

(i) Calculated using the company’s marginal tax rate of 22.2% for periods beginning after December 31, 2017 as a result of the Tax Cuts and Jobs Act. The prior periods were calculated using the company’s marginal tax rate of 36.0%.

Operating noninterest expense and operating efficiency ratio Non-GAAP reconciliations:	UMB Financial Corporation
(unaudited, dollars in thousands)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Noninterest expense	$180,385	$171,821	$533,479	$522,570
Adjustments to arrive at operating noninterest expense (pre-tax):
Acquisition and divestiture expense (income)	3	5	(3)	22
Severance expense	221	80	3,035	815

Total Non-GAAP adjustments (pre-tax)	224	85	3,032	837

Operating noninterest expense (Non-GAAP)	$180,161	$171,736	$530,447	$521,733

Noninterest expense	$180,385	$171,821	$533,479	$522,570
Less: Amortization of other intangibles	1,385	1,715	4,432	5,685

Noninterest expense, net of amortization of other intangibles (Non-GAAP) (numerator A)	$179,000	$170,106	$529,047	$516,885

Operating noninterest expense	$180,161	$171,736	$530,447	$521,733
Less: Amortization of other intangibles	1,385	1,715	4,432	5,685

Operating expense, net of amortization of other intangibles (Non-GAAP) (numerator B)	$178,776	$170,021	$526,015	$516,048

Net interest income	$150,490	$140,858	$448,638	$412,567
Noninterest income	100,885	104,306	306,699	317,529
Less: Gains on sales of securities available for sale, net	211	2,390	578	4,138

Total Non-GAAP Revenue (denominator A)	$251,164	$242,774	$754,759	$725,958

Efficiency ratio (numerator A/denominator A)	71.27%	70.07%	70.09%	71.20%
Operating efficiency ratio (Non-GAAP) (numerator B/denominator A)	71.18	70.03	69.69	71.09